UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172647	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Park Place, Suite 1401

Newark, New Jersey 07102

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2015, Neurotrope BioScience, Inc. (“Neurotrope BioScience”), a wholly-owned consolidated operating subsidiary of Neurotrope, Inc. (“Neurotrope”, and collectively with Neurotrope BioScience, the “Company”), entered into a Letter of Intent for Services (the “Letter of Intent”) with Worldwide Clinical Trials, Inc. (together with its affiliates, “WCT”) related to the Company’s clinical development program for use of bryostatin-1 to treat Alzheimer’s disease and particularly with respect to the planning for the Company’s next human trial: a Phase 2b clinical study in moderately severe to severe patients. These services will include pre-enrollment activities, such as review and finalization of the protocol, internal training of clinical research associates and study teams, preparing informed consent forms, identifying trial sites, and development of site budgets. The Letter of Intent will expire sixty days from March 30, 2015 unless extended by mutual agreement. Neurotrope is planning to raise additional funds, though no transaction is imminent, and the parties intend to enter into a definitive agreement as soon as sufficient funds are available to complete the clinical study.

Pursuant to the Letter of Intent, the Neurotrope BioScience shall pay WCT a cash advance in the amount of two hundred ninety eight thousand one hundred fifty and 91/100 US dollars (USD $298,150.91), consisting of two hundred forty eight thousand one hundred fifty and 91/100 US dollars (USD $248,150.91) for direct fees and fifty thousand US dollars (USD $50,000.00) for pass through costs.

Any statements contained in this report that do not describe historical facts may constitute forward-looking statements. The forward-looking statements include the Company’s plans to carry out clinical studies for its product candidate, the scope of the services to be provided by WCT, the expiration of the Letter of Intent and intention to enter into a definitive agreement, and the Company’s plans to raise additional funds. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain adequate financing, the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity, significant government regulation of pharmaceuticals and the healthcare industry, volatility in the price of the Company’s raw materials, existing or increased competition, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Company does not undertake to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: April 3, 2015	By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer, Executive Vice President, Secretary and Treasurer